                                                                         EX-99.3

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                                        PROVISIONAL     INITIAL INTEREST PAYMENT
                                        STIPULATED     (ASSUMING 6-18-01 INITIAL
SELLERS                  QFID NO.         AMOUNT         INTEREST PAYMENT DATE)
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HEBER                 QFID No. 3001   $18,571,312.92           $379,840.83
   GEOTHERMAL
   COMPANY
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MAMMOTH-PACIFIC,      QFID No. 3027   $ 5,440,304.82           $121,517.16
   L.P.
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MAMMOTH-PACIFIC,      QFID No. 3003   $ 3,672,726.33           $ 93,443.35
   L.P.
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MAMMOTH-PACIFIC,      QFID No. 3018   $ 7,117,469.58           $155,504.27
   L.P.
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ORMESA                QFID No. 3010   $14,136,157.33           $299,200.01
   GEOTHERMAL
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ORMESA                QFID No. 3012   $ 7,076,827.23           $148,283.24
   GEOTHERMAL II
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